Exhibit 10.2
FIRST CITIZENS CASH-SETTLED VALUE APPRECIATION INSTRUMENT

THIS VALUE APPRECIATION INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS VALUE APPRECIATION INSTRUMENT MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.

Issue Date: March 27, 2023
1. Definitions. When used in this Cash-Settled Value Appreciation Instrument (“VAI”), the following terms have the meanings indicated below.
“Bank” means First Citizens Bank & Trust Company.
“Business Day” means any day commencing at 9 A.M., Eastern Standard Time and ending at 5 P.M., Eastern Standard Time, that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in the City and State of New York .
“Common Stock” means the Class A common stock, par value $1.00 per share, of the Company.
“Company” means First Citizens BancShares, Inc., a Delaware corporation, and parent company of the Bank.
“Determination Price” means arithmetic average VWAP of one share of the Company’s Common Stock over the two NASDAQ trading days immediately prior to the Exercise Date.
“Exercise Date” means (i) the date of exercise designated by the Holder in the Notice or (ii) if the date is not so designated in the Notice, the date the Bank receives the Notice, which, in either event, shall not be earlier than the date that the Notice is received by the Company and shall not be later than the expiration of the Term.
“Exercise Price” means $582.55 per Unit, subject to adjustment pursuant to Section 13 herein.
“Expiration Time” means 5:00 p.m., New York City time, on April 14, 2023.
“FDIC” means the Federal Deposit Insurance Corporation, in its corporate capacity.
“FDIC Receiver” means the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bridge Bank, N.A.
“Holder” means the FDIC Receiver or its assignee(s).
“Initial Exercise Date” means March 27, 2023.
“Notice” means written notice, in the form attached as Appendix A, executed by the Holder.
“Purchase and Assumption Agreement” means the Purchase and Assumption Agreement by and among the Bank, the FDIC and FDIC Receiver, dated March 27, 2023.

Exhibit 10.2
“Right” means the cash-settled value appreciation right granted pursuant to this VAI with respect to 5,000,000 Units (such number of Units subject to adjustment pursuant to Section 13 herein), at the Exercise Price. Upon exercise of the Right as provided in Section 3 herein, the Right includes the right to receive in cash the amounts specified in accordance with Section 4 herein.
“Term” means the period commencing on the Initial Exercise Date and expiring at 5:00 p.m., New York City time, on April 14, 2023.
“Unit” means an accounting device used to calculate the settlement amount of the Right granted by this VAI, which mirrors one share of Company Common Stock.
“VWAP” means “average volume weighted price” of one share of the Company’s Common Stock (displayed under the heading “Bloomberg VWAP” on the issuer’s Bloomberg page) over the two NASDAQ trading days immediately prior to the date on which the Bank receives the Notice. If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, “VWAP” shall mean the volume weighted average price of one share of the Company’s Common Stock for such trading day, as determined by a nationally recognized investment banking firm retained by the Bank based on available trading information for the Company’s Common Stock.
1.Grant of Value Appreciation Right. For value received, the Bank hereby grants to the Holder, during the Term, the Right. This VAI is provided in full satisfaction of any requirement for the VAI contemplated by the Purchase and Assumption Agreement.
2.Exercise of VAI; Term. To the extent permitted by applicable laws and regulation, the Right is exercisable, in whole or in part, by delivery of a Notice during the Term. The Right shall be extinguished at the expiration of the Term.
3.Settlement of Right; Payment. After receipt of the Notice, within five (5) Business Days following the Exercise Date, the Bank shall deliver to the Holder an amount, in cash, equal to the product of (i) the number of Units with respect to which the Right was exercised as set forth in the Notice and (ii) the excess of (A) the Determination Price over (B) the Exercise Price; provided, however, that in no event shall the aggregate settlement amount that the Holder is entitled to as a result of the exercise of the Right exceed Five Hundred Million Dollars ($500,000,000). Payment shall be made by wire transfer of immediately available funds by the Bank to the account designated in the Notice or otherwise designated by the Holder. For the avoidance of doubt, in no event will any Common Stock be issued to the Holder under this VAI.
4.No Rights as Stockholders. This VAI does not entitle the Holder to any voting rights or other rights as a stockholder of the Bank or the Company.
5.[Reserved] .
6.Transfer/Assignment. This VAI and all rights hereunder may not be transferred by the FDIC Receiver or any Holder, in whole or in part, without the prior written consent of the Company; provided, however, that the VAI and all rights hereunder may be transferred, in whole but not in part, to any United States federal governmental entity or agency without the prior written consent of the Company and without any other contractual restriction.

Exhibit 10.2
7.Governing Law; Jurisdiction. This VAI and the rights and obligations pursuant to or relating to the VAI shall be governed by and construed in accordance with the federal law of the United States of America and, in the absence of controlling federal law, in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.. To the extent permitted by applicable law, each of the Bank and the Holder hereby unconditionally waives trial by jury in any legal action or proceeding relating to the VAI.
8.Amendments/Waivers. This VAI may be amended and the observance of any term of this VAI may be waived only, in the case of an amendment, with the written consent of the Bank and the Holder, or in the case of a waiver, in writing by the party against whom the waiver is to be effective.
9.Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered (if delivered personally or transmitted by electronic mail), (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Holder may designate by ten-day advance written notice.

If to the Bank, to: Chief Executive Officer and Chairman of the Board
First Citizens BancShares, Inc.
4300 Six Forks Road
Attn: Frank B. Holding, Jr.
Raleigh, North Carolina 27609
Email: [****]
Tel: [****]

With a copy to: Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP
(which shall not constitute notice) 150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
Attn: Gerald F. Roach
Email: groach@smithlaw.com
Tel: (919) 821-6668

If to the FDIC Receiver, to: Federal Deposit Insurance Corporation as
Receiver of Silicon Valley Bridge Bank, N.A.
550 17th Street, NW
Washington, DC 20459
Attn: Deputy to the Chairperson and Chief Financial Officer

Exhibit 10.2
1.Entire Agreement. This VAI and the appendices attached hereto, and the Purchase and Assumption Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
2.Acceptance. The recipient of this Right shall signify acceptance of the terms and conditions of this VAI by signing in the space provided below and returning a signed copy to the Bank.
3.Anti-Dilution and Adjustments. In the event of any subdivision, reclassification or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or Common Stock split of the Company, then (i) the number of Units and (ii) the Exercise Price shall each be proportionately adjusted by the Board of Directors of the Bank to reflect such transaction; provided, however, that any adjustment shall only be such as is necessary to maintain the proportionate interest of the Holder and preserve, without exceeding, the value of this Right. The existence of this Right shall not affect in any manner the right or power of the Bank or the Company or their respective stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Bank or the Company or its business or any merger or consolidation of the Bank or the Company, or any issuance of bonds, debentures or preferred stock, or dissolution or liquidation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind.

IN WITNESS WHEREOF, the Bank has caused this VAI to be executed by a duly authorized officer as of the Issue Date written above.

First-Citizens Bank & Trust Company

By: /s/ Jeff Ward
Name: Jeff Ward
Title: Chief Strategy Officer

ACCEPTED:

FEDERAL DEPOSIT INSURANCE CORPORATION
AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A.

Exhibit 10.2

By: /s/ John Conneely
Name: John Conneely
Title: Director, Division of Complex Institution Supervision and Resolution

Appendix A

Form of Notice of Exercise
Date:________________
TO: First Citizens BancShares, Inc.
RE: Election to Exercise the Value Appreciation Instrument
The undersigned, pursuant to the provisions set forth in the attached Value Appreciation Instrument, hereby irrevocably exercises its Right under the Value Appreciation Instrument with respect to the Units set forth below.
Number of Units:
Exercise Date: , 2023

Wire Transfer Instructions:

Bank Name:

ABA Routing#:

Exhibit 10.2

Beneficiary Name:

Beneficiary Account #:

Bank Contact:

Phone:

Beneficiary Contact:

Beneficiary Phone:

HOLDER:

By:
Name:
Title: